                                                                   Exhibit 4.9

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 AND REGISTRATION UNDER OR AN EXEMPTION FROM APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AGREEMENTS CONTAINED IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 21, 2001, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                      WARRANT TO PURCHASE PREFERRED STOCK

Corporation: Stereotaxis, Inc., a Delaware corporation
Number of Shares: 50,692
Class of Stock: Series D-1 Preferred
Initial Exercise Price: $2.17 per share
Issue Date: January 31, 2002
Expiration Date: January 30, 2007

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

     1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a cashier's check for the aggregate Warrant Price for the Shares being purchased.

     1.2  Conversion Right.  In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

     1.3 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

          1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.6  Assumption on Sale, Merger, or Consolidation of the Company.

               1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

               1.6.2 Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Initial Exercise Price and/or number of Shares shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

          2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Initial Exercise Price shall be proportionately increased.

          2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Initial Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

          (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares (or such preferred stock) as of the date of this Warrant.

          (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance against full payment of the Warrant Price therefor, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, placed thereon by Holder or arising under applicable federal and state securities laws.

          (c) The Capitalization Table previously provided to Holder remains substantially true and complete as of the Issue Date.

     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the so-called "S-3" registration rights set forth in Section 4 1.9 of the Company's Third Amended and Restated Investor Rights Agreement dated November 21, 2001 (the "Registration Rights Agreement"), so long as the Company shall be eligible to utilize Form S-3 under the 1933 Act. The provisions set forth in the Registration Rights Agreement relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects Holder in the same manner as they affect all other shareholders with S-3 registration rights of the same type granted to the Holder.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

     4.1 Purchase for Own Account. Except for transfers to Holder's affiliates, this Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the 1933 Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, the Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

     4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

     4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The
Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

     4.4 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

     4.5 Stockholders Agreement. The Holder acknowledges and agrees that upon exercise or conversion of this Warrant into Shares, that the Holder shall be subject to the terms and conditions of the Amended and Restated Stockholders' Agreement dated November 21, 2001, as such agreement may be amended from time to time, and as such agreement applies to holders of common stock of the Company.

ARTICLE 5.  MISCELLANEOUS.

     5.1  Term.     This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

     5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

      THIS SECURITY AND ANY SECURITY ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, AN EXEMPTION UNDER SUCH ACT OR PURSUANT TO RULE 144 AND REGISTRATION UNDER OR AN EXEMPTION FROM APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING, INCLUDING THOSE CONTAINED IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 21, 2001, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

      5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

      5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or to any affiliate of Holder at any time without prior notice to Company; provided, however, if Holder transfers this warrant to any other transferee, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) (a) to any person who competes with the Company unless the Company's stock is publicly traded and (b) in any manner or under any circumstances where a transfer of Series D Preferred Stock by the existing holders of such Stock would be prohibited or restricted under existing agreements with the Company.

      5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or by nationally-recognized overnight carrier, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to the Holder shall be addressed as follows:

      Silicon Valley Bank
      Attn: Treasury Department
      3003 Tasman Drive, HG 110
      Santa Clara, CA 95054

      5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         5.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

         5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one share of the Shares (or other security issuable upon the exercise hereof) as determined in accordance with
Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all applicable Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or other such securities) issued upon such conversion to the Holder.

         5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

         5.10. No Stockholder Rights. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company until the Holder has exercised this Warrant.


                                             "COMPANY"
                                             STEREOTAXIS, INC.

                                             By:  /s/ Nicola Young
                                                ------------------------------

                                             Name:    Nicola Young
                                                  ----------------------------

                                             Title:   CFO
                                                   ---------------------------



                                             "HOLDER"
                                             Silicon Valley Bank

                                             By:  /s/ Daniel Wallace
                                                ------------------------------

                                             Name:    Daniel Wallace
                                                  ----------------------------

                                             Title:   Vice President
                                                   ---------------------------

                                   APPENDIX 1

                              NOTICE OF EXERCISE:

     1.   The undersigned hereby elects to purchase            shares of the
Series D-1 Preferred Stock of Stereotaxis Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

or

     I. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to of the Shares covered by the Warrant.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:




                        _______________________________
                                     (Name)


                        _______________________________



                        _______________________________
                                   (Address)


     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and that all representations and warranties made by it in
Article 4 of the Warrant are true as if made on the date hereof.


                                                 _______________________________
                                                      (Signature)

____________
  (Date)


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